SinoCoking and Coke Chemical Industries, Inc. Announces Entry into Agreements to Acquire Majority Interest in Two Henan Province Based Coal Mines

Signifies beginning of the Company’s acquisition plan: the mines collectively have annual production of 300,000 metric tons and total estimated coal reserves of 4 million metric tons

PINGDINGSHAN, Henan Province, China, August 17, 2010 /BUSINESS WIRE/--SinoCoking Coal and Coke Chemical Industries, Inc. (Nasdaq: SCOK) (the “Company” or “SinoCoking”), a vertically-integrated coal and coke processor, announced that on August 10, 2010, its wholly controlled affiliate Pingdingshan Hongli Coal & Coke Co., Ltd. (“Hongli”) has entered material definitive agreements (the “Agreements”) to acquire 60% of equity interests of Baofeng Shuangrui Coal Co., Ltd., which operates Shuangrui Coal Mine, and Baofeng Xingsheng Coal Co., Ltd., which operates Xingsheng Coal Mine, for total consideration of approximately $12.4 million. The coalmines, located in Baofeng County, Henan Province, are similar in size, each with 2 million metric tons of estimated coal reserves. Each mining company’s annual coal production is currently 150,000 metric tons.

Pursuant to the Agreements, Hongli will the pay the owners of each mining company an aggregate purchase price of $6.2 million in cash, of which approximately $1.5 million was provided as a refundable deposit to examine the financials, licenses, and reserve data. The purchase will be made under the following schedule for each mining company:

1)	$1.7 million within 30 business days from the September 10, 2010;
2)	$0.7 million within 20 business days from the completion of the transfer of equity interests to Hongli;
3)	$0.7 million within six months from the completion of the transfer of equity interests to Hongli;
4)	The balance within one year from the completion of the transfer of equity interests to Hongli;
5)	If total annual output is less than 150,000 metric tons, Hongli is entitled to an additional 10% of equity interests; and
6)	If coal reserves are less than 2 million metric tons, Hongli is entitled to an additional 10% of equity interests.

The foregoing payment terms are expected to be utilized for future acquisitions, and will enable the Company to fund part of the consideration with current cash flow.

Hongli expects to keep current management and staff of both mining companies in place and does not have current plans to expand their production capacity, which eliminates the need for additional capital expenditures. Hongli will evaluate purchasing the remaining 40% minority interests in the future and expects valuations to be consistent with the initial purchase.

Once equity interests are transferred to Hongli, these acquisitions are expected to start contributing to revenues. Transfer of equity interests is designated by the issuance by the relevant Administration for Industry and Commerce of revised business license.

The entry of the foregoing agreements comes at a time when all coal mining operations in Pingdingshan is in the midst a government-imposed standstill since end of June 2010, brought about by recent mining incidents at two local non-state-owned mining companies. The Company expects the general shutdown to have a significant negative impact on its performance for the fourth quarter ended June 30, 2010, the exact magnitude of which will be determined and reported once the Company completes its data collection and analysis in connection with its reporting obligations.  Based on currently available information, the Company cannot anticipate when the moratorium on mining operations will be lifted. At the same time, the Company believes that the current halt on mining operations presents an opportunity to execute its acquisition strategy.

"We are very pleased to complete these first two purchase agreements for mines in Baofeng County," said Mr. Jianhua Lv, Chairman and Chief Executive Officer of SinoCoking, the owner of Hongli. "This is a significant milestone and denotes the first step in our consolidation strategy. As the Chinese government continues its efforts to consolidate small coalmines to improve both production efficiencies and safety protocols, we are well positioned with the appropriate approvals to capitalize on this opportunity.  We will continue to leverage our status as a coalmine consolidator in Henan Province to grow both our production capabilities and our reserves, and expect to announce additional acquisitions in the quarter ending December 31, 2010.”

About SinoCoking
SinoCoking Coal and Coke Chemical Industries, Inc., a Florida corporation (Nasdaq: SCOK), is a vertically-integrated coal and coke processor that uses coal from both its own mines and that of third-party mines to produce basic and value-added coal products for steel manufacturers, power generators, and various industrial users. SinoCoking currently has mining rights and capacity to extract 300,000 tons of coal per year from its own mines located in the Henan Province in central China. SinoCoking has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China. SinoCoking also produces and supplies thermal coal to its customers in central China. SinoCoking, a Florida corporation, owns its assets and conducts its operations through its subsidiaries, Top Favour Limited, a British Virgin Islands holding company, Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. (“Hongyuan”), Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (“Hongli”), Baofeng Coking Factory, Baofeng Hongchang Coal Co., Ltd. and Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd.
For further information about SinoCoking, please refer to our periodic reports filed with the Securities and Exchange Commission.

Forward Looking Statement
This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases “plans”, “would be,” “will allow,” “intends to,” “may result,” “are expected to,” “will continue,” “anticipates,” “expects,” “estimate,” “project,” “indicate,” “could,” “potentially,” “should,” “believe,” “think”, “considers” or similar expressions are intended to identify “forward-looking statements.” These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company's expectations and estimates. The Company provides no assurances that any potential acquisitions will actually be consummated, or if consummated that such acquisitions will be on terms and conditions anticipated on the date of this press release, and the Company makes no assurances with regard to any results of any such acquisitions.

For further information, contact:
SinoCoking Coal and Coke Chemical Industries, Inc.
Sam Wu
Chief Financial Officer
Tel: +86-3752882999
Email: wuzan@vip.sina.com

Ted Haberfield
HC International, Inc.
+1-760-755-2716
thaberfield@hcinternational.net
Website: www.hcinternational.net